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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1997, with respect to the consolidated financial statements of Broderbund Software, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997 incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-02385) and related Prospectus of The Learning Company, Inc. for the registration of 5,210,796 shares of its common stock.


                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP

Palo Alto, California
July 14, 1998